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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 6, 2007
                                                          --------------

                          CONTINAN COMMUNICATIONS, INC.
                          -----------------------------
               (Exact Name of Company as Specified in Its Charter)


          Nevada                         0-49648                 73-1554122
          ------                         -------                 ----------
(State or Other Jurisdiction         (Commission File         I.R.S. Employer
     of Incorporation)                    Number)           Identification No.)

4640 Admiralty Way, Suite 500, Marina del Rey, California             90292
---------------------------------------------------------             -----
         (Address of Principal Executive Offices)                   (Zip Code)

         Company's telephone number, including area code: (310) 496-5747
                                                          ---------------


                    ----------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

         (a) Effective on August 6, 2007, Helene Legendre was appointed as the chief financial officer of the Company. Ms. Legendre, age 66, assumed her current position of executive vice president of the Company with the completion of the TelePlus, Inc. acquisition on May 31, 2006. In January 2003, she became executive vice president and secretary of TelePlus, Inc, a developer of innovative wireless services, where she remained until the acquisition. In 1993 she became vice president and chief financial officer for INET, a start-up telecom long distance reseller. In 2002 that company was renamed Telis Communications Group, Inc., and in 2003 the company was sold to Atlas Telecom Group. Ms. Legendre left Atlas Telecom Group in 2003 to go to TelePlus.

         (b) On January 1, 2004, TelePlus entered into an employment agreement with Ms. Legendre for her services as executive vice president. Under this agreement, Ms. Legendre is to be paid an annual salary of $90,000, payable in arrears in equal semi-monthly payments (less applicable withholding taxes and customary deductions) during the term hereof or at such other regular periods as the employer may designate. The base compensation is to be reviewed annually by the employer and may be increased, but not decreased, from time to time in the sole discretion of employer.

         This Agreement is to terminate automatically upon the earliest of (i) the end of the initial term (ending on March 31, 2008), unless renewed in accordance with the terms hereof, (ii) the death of employee, (iii) the inability of employee to perform all of her duties hereunder by reason of illness, physical, mental or emotional disability or other incapacity, which inability shall continue for more than three successive months or five months in the aggregate during any period of 12 consecutive months; (iv) conviction of a crime involving a felony, fraud, embezzlement or the like; or (v) habitual insobriety or habitual use of a controlled substance; or misappropriation of the employer's funds.

         Additionally, Ms. Legendre has the right to terminate this agreement for cause, defined as: Upon 15 days written notice and reasonable opportunity to cure, the failure of the employer to perform or to observe and comply with any of the material terms or provisions of this agreement. Additionally, he has the right to terminate this agreement for cause, defined as: (A) upon 15 days written notice and reasonable opportunity to cure, the failure of Employer to perform or to observe and comply with any of the material terms or provisions of the Stockholders Agreement dated the date of this agreement to which the employer and Ms. Legendre are parties.

         (c) In May 2006, Texxon, Inc. and the shareholders of TelePlus (which included Ms. Legendre) completed a Share Exchange Agreement whereas the Company acquired all of the outstanding capital stock of TelePlus from the TelePlus shareholders in exchange for 3,000,000 shares of voting convertible preferred stock convertible into 81,000,000 shares of Company common stock. This transaction constituted a change of control of the Company whereby the majority of the shares of Texxon are now owed by the shareholders of TelePlus. All convertible preferred stocks were converted into 20,250,000 shares of common stock on December 1, 2006 (after a 1 for 4 reverse split of the preferred stock).


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                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   CONTINAN COMMUNICATIONS, INC.



Dated: August 6, 2007                              By: /s/ Claude Buchert
                                                       ------------------
                                                   Claude Buchert, President


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